Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration statement Nos. 333-111432, 333-121773, 333-143836 and 333-143837 on Form S-8 of our reports relating to the consolidated financial statements of Rediff.com India Limited and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting dated August 14, 2014 appearing in this Annual Report on Form 20-F of Rediff.com India Limited for the year ended March 31, 2014.

/s/ DELOITTE HASKINS & SELLS LLP

Mumbai, India

Date: August 14, 2014